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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 23, 1994, which appears on page 47 of the Annual Report to Stockholders of Applied Materials, Inc. for the year ended October 30, 1994, which is incorporated by reference in Applied Materials Inc.'s Annual Report on Form 10-K for the year ended October 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 21 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

PRICE WATERHOUSE LLP

June 15, 1995
San Jose, California